Exhibit 10-A
2010 MASTER STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (the “Agreement”) is made as of the date specified in the individual grant summary, by and between Donaldson Company, Inc., a Delaware corporation (“Donaldson”) and the person specified in the individual grant summary, an employee of Donaldson or an Affiliate (the “Employee”). For purposes of the Agreement, the “Employer” means Donaldson or any Affiliate that employs the Employee.
Donaldson has adopted the 2010 Master Stock Incentive Plan (the “Plan”) which permits the grant of an award of Restricted Stock Units representing the right to receive shares of common stock, par value US $5.00 per share, of Donaldson (“Common Stock”) and dividend equivalent amounts corresponding to the shares. Donaldson is now granting this award under the Plan and in consideration of the Employee’s and Donaldson’s covenants in this Agreement.
1.Grant of Restricted Stock Units. Donaldson hereby grants to the Employee the number Restricted Stock Units specified in the grant summary for no cash consideration, subject to the following terms and conditions:
a.This award is granted pursuant to the Plan and is subject to all of the terms and conditions of such Plan. The Employee acknowledges receipt of a copy of the Plan and the Plan Prospectus. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

b.The date of grant shall be as specified on the Employee’s individual grant summary made available on-line (“Grant Date”).

c.Neither the Restricted Stock Units, nor the shares of Common Stock to which the units relate, may be sold, assigned, hypothecated or transferred (including without limitation, transfer by gift or donation) until the applicable vesting dates provided below (“Restriction Period”). If the application of the vesting percentages below results in the vesting of a fractional Restricted Stock Unit, the number of Restricted Stock Units vested shall be rounded to the nearest whole number. Restricted Stock Units granted to the Employee shall be credited to a book-keeping account in the Employee’s name. This account shall be a record of book-keeping entries only and shall be utilized solely as a device for the measurement and determination of the number of shares of Common Stock to be issued to the Employee in settlement of the Restricted Stock Units pursuant to this Agreement.

Vesting Dates:                    Cumulative Units Vested:
d.Unvested Restricted Stock Units shall be cancelled and forfeited if, at any time within the Restriction Period, the Employee’s employment terminates for any reason (including without limitation termination by the Employer, with or without cause) other than for reasons of death, normal retirement at or after age 55, or disability (within the meaning of Section 22(e)(3) of the Code). Upon termination of the Employee’s employment within the Restriction Period by reason of death, normal retirement at or after age 55 or disability, the Restriction Period shall end upon such termination, and in lieu of the vesting schedule above, the unvested Restricted Stock Units shall vest as to the number (rounded to the nearest whole share) of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by a fraction formed from dividing the full number of months of the Employee’s employment since the Grant Date by thirty-six (36). The remainder of Restricted Stock Units shall be cancelled and forfeited. For the avoidance of doubt, a transfer of employment between Donaldson Affiliates shall not constitute a termination of employment for purposes of this Agreement.

e.Upon the expiration of the Restriction Period, Donaldson shall cause to be issued to the Employee, or to the Employee’s designated beneficiary or estate (if no designated beneficiary) in the event of the Employee’s death, one (1) share of Common Stock in payment and settlement of each vested Restricted Stock Unit. Donaldson shall cause the shares of Common Stock issuable in connection with the vesting of any such Restricted Stock Units to be issued as soon as practicable after the Restriction Period, but in all events no later than 30 days after the Restriction Period, and the Employee shall have no power to affect the timing of such issuance. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of Donaldson or a duly authorized transfer agent of Donaldson and shall be in complete settlement and satisfaction of such vested Restricted Stock Units.

f.If the Employee has attained or will attain age 55 prior to the expiration of the Restriction Period applicable to Restricted Stock Units, such Restricted Stock Units shall be treated as “deferred compensation” subject to section 409A of Code. In such case, if those Restricted Stock Units vest and become payable on account of the Employee’s termination of employment, the Restricted Stock Units shall not become payable (even though non-forfeitable) unless the termination constitutes a “separation from service” as defined in Treasury Regulations promulgated under section 409A of the Code. In addition, if the Employee is a Specified Employee, payment on account of separation from service hereunder shall be made as of the date that is six months following the Employee’s separation from service (or, if earlier, upon the Employee’s death).

g.Notwithstanding anything herein to the contrary, the Restricted Period shall lapse and all of the unvested Restricted Stock Units then outstanding and their corresponding shares of Common Stock shall become fully vested in the event of a Change in Control as defined in Section 3 below.

2.Execution of Employee Agreement and Non-Competition Agreement. In consideration of the grant of Restricted Stock Units and other good and valuable consideration associated with the Employee’s employment with the Employer, the Employee agrees to execute an agreement (or agreements) containing restrictive covenants concerning the Employee’s behavior both during employment and following termination of employment that is satisfactory to Donaldson (the “Employee Agreement”). The Employee acknowledges and agrees that the grant of Restricted Stock Units is expressly conditioned upon the Employee’s execution of the Employee Agreement, and the Employee further acknowledges and agrees that the grant of Restricted Stock Units is adequate consideration for the Employee’s execution of the Employee Agreement and the restrictive covenants contained therein.

3.Accelerated Vesting upon Change in Control. In the event of a “Change in Control” of Donaldson during the Restricted Period, the unvested Restricted Stock Units then outstanding shall immediately become fully vested and the underlying shares of Common Stock shall be issued to the Employee. The term “Change in Control” shall have the following meaning assigned to it in this Agreement. A “Change in Control” of Donaldson shall have occurred if (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Donaldson, any trustee or other fiduciary holding securities under an employee benefit plan of Donaldson or any corporation owned, directly or indirectly, by the stockholders of Donaldson in substantially the same proportions as their ownership of stock of Donaldson), either is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Donaldson representing 30% or more of the combined voting power of Donaldson’s then outstanding securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new Director (other than a Director designated by a person who has entered into an agreement with Donaldson to effect a transaction described in clause (i), (iii) or (iv) of this subparagraph) whose election by the Board of Directors or nomination for election by Donaldson’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, unless the approval of the election or nomination for election of such new Directors was in connection with an actual or threatened election or proxy contest, (iii) the stockholders of Donaldson approve a merger or consolidation of Donaldson with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Donaldson outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of

Donaldson or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Donaldson (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 30% of the combined voting power of Donaldson’s then outstanding securities or (iv) the stockholders of Donaldson approve a plan of complete liquidation of Donaldson or an agreement for the sale or disposition by Donaldson of all or substantially all of Donaldson’s assets or any transaction having a similar effect. Notwithstanding the foregoing, if any payment due under this Section 3 is deferred compensation subject to Section 409A of the Code, and if the Change in Control is not a “change in control event” that serves as a permissible payment event under U.S. Treasury Regulation § 1.409A-3(i)(5) or such other regulation or guidance issued under Section 409A of the Code, then the Restricted Stock Units shall vest upon the Change in Control as provided above but issuance of the shares subject to the award shall be delayed until the end of the Restriction Period.

4.Tax and Social Insurance Contributions Withholding.

a.Regardless of any action Donaldson or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and that Donaldson and the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award of Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the issuance of shares of Common Stock, the subsequent sale of any shares of Common Stock and the receipt of any dividends or dividend equivalent amounts; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Unit award to reduce or eliminate the Employee’s liability for Tax-Related Items.

b.The Employee hereby authorizes withholding from payroll and any other amounts payable to the Employee, as permitted under applicable law, and otherwise agrees to make adequate provision for any sums required to satisfy any withholding obligation for Tax Related Items, which arise in connection with the Restricted Stock Units, including, without limitation, obligations arising upon (i) the grant or vesting of the Restricted Stock Units, or (ii) the issuance of shares of Common Stock. Donaldson shall have no obligation to issue the shares of Common Stock until the withholding obligations of Donaldson or the Employer for Tax-Related Items have been satisfied by the Employee. Unless otherwise prohibited under applicable law, Donaldson may withhold a number of whole shares of Common Stock (rounded up to the nearest whole share) otherwise deliverable to the Employee in settlement of the Restricted Stock Unit award to satisfy all or any portion of Donaldson’s or the Employer’s withholding obligation for Tax-Related Items. If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that Donaldson, the Employer or another Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

c.If shares of Common Stock are withheld to cover Tax-Related Items, the number of whole shares of Common Stock withheld shall have a Fair Market Value as determined by Donaldson as of the date on which the withholding obligations for Tax-Related Items arises, sufficient to cover any withholding obligations determined by the applicable statutory withholding rates or, in the absence of any statutory withholding rates, by Donaldson in its sole discretion. The Employee acknowledges and agrees that should the shares of Common Stock withheld be in excess of the amounts required to be withheld under applicable law, Donaldson shall refund the excess to the Employee, without interest, as soon as administratively practicable. Any adverse consequences to the Employee resulting from the procedure permitted hereunder shall be the sole responsibility of the Employee.

5.Miscellaneous.

a.The Restricted Stock Units do not entitle the Employee to any rights of a stockholder of Donaldson with respect to shares of Common Stock underlying the Restricted Stock Units until such shares have been issued to the Employee upon settlement of the Restricted Stock Units. Notwithstanding the foregoing, the Employee shall accumulate an unvested right to dividend equivalent amounts on the shares of Common

Stock underlying Restricted Stock Units if cash dividends are declared by Donaldson on the shares on or after the Grant Date. Each time a dividend is paid on the shares of Common Stock, the Employee shall accrue an additional number of Restricted Stock Units (rounded to the nearest whole share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the Employee’s Restricted Stock Units on the dividend record date. The additional Restricted Stock Units shall be subject to the same vesting, forfeiture and share delivery terms in Section 1 and Section 3 above as if they had been awarded on the Grant Date. The Employee shall not be entitled to dividend equivalents with respect to dividends declared prior to the Grant Date. All dividend equivalents accumulated with respect to forfeited Restricted Stock Units shall also be irrevocably forfeited. As of the date of issuance of shares underlying Restricted Stock Units, the Employee shall have all of the rights of a stockholder of Donaldson with respect to any shares issued pursuant hereto.

b.Upon any stock dividend or split, recapitalization, consolidation, or the like, occurring after the date hereof, as a result of which securities of any class shall be issued in respect of outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or other class or classes, then the Human Resources Committee of Donaldson’s Board of Directors shall determine if any equitable adjustment is necessary to protect the Employee against dilution and shall determine the terms of such adjustment, if any. In the case of any stock dividend or split effected after the date hereof, the number of shares of Common Stock to be issued hereunder shall be automatically adjusted to prevent dilution of the potential benefits intended to be made available hereunder.

c.Neither the Plan nor this Agreement shall (i) be deemed to give the Employee a right to remain an employee of the Employer, (ii) restrict the right of the Employer to discharge the Employee, with or without cause, or (iii) be deemed to be a written contract of employment.

d.This award of Restricted Stock Units shall be effective only after the Employee agrees to the terms and conditions of this Agreement. The Employee shall not disclose either the contents or any of the terms and conditions of this award to any other person and agrees that Donaldson shall have the right in its sole discretion to immediately terminate the award of Restricted Stock Units in the event of such disclosure by the Employee.

e.The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by Donaldson, in its sole discretion, at any time. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions the Employee’s employment with the Employer. The grant of the Restricted Stock Unit award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of Restricted Stock Units in the future. Future awards, if any, will be at the sole discretion of Donaldson, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award and the vesting provisions.

f.The Employee’s participation in the Plan is voluntary. The value of the Employee’s Restricted Stock Unit award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. As such, the Employee’s award of Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

g.The future value of the shares of Common Stock subject to the Restricted Stock Unit award is unknown and cannot be predicted with certainty. The value of any underlying shares of Common Stock issued hereunder may increase or

h.This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, except with respect to its rules relating to conflicts of law. The Employee consents to the exclusive jurisdiction of the state and federal courts of the State of Minnesota in connection with any controversies relating to or arising out of this Agreement, and agrees that any and all litigation relating to or arising out of this Agreement shall be venued in Hennepin County, Minnesota.

i.Donaldson, in its sole discretion, may decide to deliver any documents related to the Restricted Stock Units or other awards granted to the Employee under the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Donaldson or a third party designated by Donaldson.

j.The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

6.Consent to Collection/Processing/Transfer of Personal Data. Pursuant to applicable personal data protection laws, Donaldson hereby notifies the Employee of the following in relation to the Employee’s personal Data (as defined below) and the collection, use, processing and transfer of such Data in relation to Donaldson’s grant of this award and the Employee’s participation in the Plan. The collection, use, processing and transfer of the Employee’s Data is necessary for Donaldson’s administration of the Plan and the Employee’s participation in the Plan, and the Employee’s denial and/or objection to the collection, use, processing and transfer of Data may affect the Employee’s participation in the Plan. As such, the Employee hereby voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of Data as described in this paragraph.

a.Donaldson and the Employer hold certain personal information about the Employee, including the Employee’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Donaldson, details of all stock awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Plan (“Data”). Data may be provided by the Employee or collected, where lawful, from third parties, and Donaldson will process Data for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within Donaldson’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Employee’s participation in the Plan.

b.Donaldson and the Employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and Donaldson and the Employer may each further transfer Data to any third parties assisting Donaldson in the implementation, administration and management of the Plan. As permitted by applicable personal data protection laws, if Donaldson or the Employer becomes involved in a merger, acquisition, sale of assets, joint venture, securities offering, bankruptcy, reorganization, liquidation, dissolution, or other transaction or if the ownership of all or substantially all of Donaldson or the Employer otherwise changes, Donaldson or the Employer may transfer Data to a third party or parties in connection therewith. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Employee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

c.The Employee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of Data, (b) verify the content, origin and accuracy of Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Employee’s participation in the Plan. The Employee may seek to exercise these rights by contacting the Employer’s local HR manager or Donaldson’s Human Resources Department. The Employee understands that he or she is providing the consent herein on a purely voluntary basis. If the Employee does not consent or later seeks to remove his or her consent, the Employee’s salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that Donaldson would not be able to grant the Employee Restricted Stock Units or other equity awards or participate in the Plan.

d.Finally, the Employee understands that Donaldson may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request that the Employee provide another data privacy consent or acknowledgment. If applicable and upon request of Donaldson or the Employer, the Employee agrees to provide an executed acknowledgment or data privacy consent form (or any other acknowledgment, agreement or consent) to Donaldson or the Employer that Donaldson and/or the Employer may deem necessary to obtain under the data privacy laws in the Employee’s country, either now or in the future. The Employee understands that he or she will not be able to participate in the Plan if the Employee fails to execute any such acknowledgment or consent requested by Donaldson or the Employer.

By execution of this Agreement as of the Grant Date, the Employee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

EMPLOYEE:
SIGNED BY ELECTRONIC SIGNATURE*

* BY ELECTRONICALLY ACCEPTING THIS AWARD, THE EMPLOYEE AGREES THAT (I) SUCH ACCEPTANCE CONSTITUTES THE EMPLOYEE’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (II) THE EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (III) THE EMPLOYEE HAS REVIEWED THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY) IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (IV) THE EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN; AND (V) THE EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE HUMAN RESOURCES COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY).